                                  Exhibit 23.4

                  Consent of Shatswell, MacLeod & Company, P.C.

                                                                    Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Peoples Heritage Financial Group, Inc. of our report, dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997, relating to Portsmouth Bank Shares, Inc. and Subsidiary, included in the December 31, 1997 Annual Report on Form 10-K of CFX Corporation and incorporated by reference in the Current Report on Form 8-K of Peoples Heritage Financial Group, Inc. dated April 13, 1998.


                                          /s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
April 9, 1998